Exhibit 10.8

AVEPOINT, INC.

2006 EQUITY INCENTIVE PLAN

FY 2013 RESTRICTED STOCK AWARD

(Time Vesting)

SOCIAL
		NUMBER OF	PRICE PER	SECURITY
ISSUED TO	ISSUE DATE	SHARES ISSUED	SHARE	NUMBER
[Name]	November 29, 2013	[No. of Shares]	$13.46	[SSN]
	GRANT NUMBER	RESTRICTION LAPSE SCHEDULE
	RS-2013-xx	Subject to the other terms contained in this Award, [no. of shares divided by 4] shares will vest on December 31, 2013 and [total shares divided by 48] shares will vest on the first day of each month beginning on January 31, 2014 and continuing until December 31, 2016 at which time all [no. of shares total] shares of the Award will be considered Unrestricted Shares (as defined below). Each such date is a “Vesting Date”.

AVEPOINT, INC. and its successors and assigns (the “Company”) hereby grants a Restricted Stock Award (the “Award”) to [Name], employee of the Company (the “Participant”), and Participant hereby purchases pursuant to the terms of that certain promissory note, dated as of the date of this Award, by and between the Company and the Participant, at the above stated price per share (“Issue Price”) effective November 29, 2013 (the “Issue Date”), pursuant to its 2006 Equity Incentive Plan that is provided along herewith (the “Plan”), covering the above stated number of shares (the “Restricted Shares”) of common stock of the Company (“Common Stock”).

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved this Award pursuant to the terms of the Plan, granted the Award to the Participant.

The Plan is administered by the Compensation Committee, or alternatively and as appropriate, the Board of Directors of the Company (in either case, the “Committee”). The terms of the Plan are hereby incorporated into this Agreement by this reference. In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Capitalized terms not defined in this Agreement shall have the meaning assigned to such terms in the Plan.

Now, therefore, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1. The Company hereby issues to the Participant an Award covering the Restricted Shares, subject to the terms and conditions of this Agreement and the Plan. Participant hereby purchases the Restricted Shares at the Issue Price subject to the terms and conditions of this Agreement and the Plan.

2. Unless otherwise determined by the Committee, the restrictions applicable to the Restricted Shares shall lapse (with the shares no longer subject to the restrictions set forth herein being referred to as “Unrestricted Shares”), according to the schedule set forth above.

3. If Participant is an employee of the Company at the time of a Change of Control, then all of the restrictions hereunder applicable to the Restricted Shares shall immediately lapse and shall no longer be subject to forfeiture. Notwithstanding anything in the this Agreement to the contrary, in no event, however, will any restrictions lapse after the date that Participant ceases to be an employee of the Company for any reason, whether terminated by the Company or Participant.

4. Participant will not sell, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares (or any interest in such shares) except as set forth in this Agreement and the Stockholders Agreement dated November 3, 2006.

5. The Company will, at its option, reflect Participant’s ownership of the Restricted Shares in book-entry form with the Company’s transfer agent or through the issuance of one or more stock certificates. If the Company elects to reflect ownership through the issuance of stock certificates, such certificates will be held in escrow with the Corporate Secretary of the Company in accordance with the provisions of this Agreement and the Plan. Subject to terms of this Agreement and the Plan, Participant will have all rights of a shareholder with respect to the Restricted Shares while they are held in escrow or in book-entry form, including, without limitation, the right to vote the Restricted Shares and receive any cash dividends declared on such shares. If, from time to time prior to the date that the restrictions on all of the Restricted Shares have lapsed, there is (i) any stock dividend, stock split or other change in the Restricted Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which Participant is entitled by reason of his ownership of the Restricted Shares shall be held on his behalf by the Company in book-entry form or through the issuance of one or more stock certificates and held in escrow pursuant to this section until vesting pursuant to the schedule applicable to the underlying Restricted Shares.

6. As described in the Plan, in the event of certain corporate transactions or other actions or events, the Committee may take such actions with respect to this Award as it deems appropriate and consistent with the Plan.

7. Participant understands that Participant (and not the Company) is responsible for any tax liability that may arise as a result of the transaction contemplated by this Agreement. Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) taxes as ordinary income the difference between the amount paid for the Restricted Shares and the fair market value of the Restricted Shares as of the date the restrictions on such shares lapse. Participant understands that Participant may elect to be taxed at the time of the Award, rather than when the restrictions lapse, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Issue Date.

8. As a condition of accepting this Award, Participant agrees to make arrangements for the payment of such taxes, such as withholding of income taxes and employment taxes, as applicable and required by law, in connection with the Award. Until adequate arrangements have been made, certificates representing Unrestricted Shares will not be issued to Participant. Participant may satisfy applicable withholding taxes by any manner permitted by the Plan, subject to the consent of the Committee, including, (i) delivering a sufficient number of shares of already owned Common Stock (which have been owned by Participant for more than six (6) months), and/or (ii) having the Company retain a sufficient number of shares from the distribution to be made to Participant.

9. The fact that the Participant has been granted this Award will not affect or qualify the right of the Company or a subsidiary to terminate the Participant’s employment at any time.

10. If any provision of this Agreement should be deemed void or unenforceable for any reason, it shall be severed from the remainder of this Agreement, which shall otherwise remain in full force and effect.

11. Any notice to be given under the terms of this Agreement shall be addressed to AvePoint, Inc., to the attention of the Chief Operating Officer, Harborside Financial Center, Plaza 10, 9th Floor, 3 Second Street Jersey City, NJ 07311, and any notice to be given to Participant or to his or her personal representative shall be addressed to him or her at the address set forth below or to such other address as either party may, hereafter, designate in writing to the other. Notices shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

12. Participant may accept this Award, subject to the registration and listing of the shares issuable under the Plan, by signing and returning the enclosed executed counterpart of this Agreement. Participant’s signature will also evidence Participants agreement to the terms and conditions set forth in this Agreement and to which this Award is subject.

13. Along with this Agreement, Participant hereby acknowledges receipt of a copy of the Plan. Also, if Participant has previously been granted an award under the Plan, Participant hereby acknowledges that he has received all of the reports, proxy statements and other communications generally distributed to the holders of the Company’s securities since the date(s) of such grant(s) and no later than the times of such distributions.

14. If Participant’s employment is terminated for any reason, whether by the Company or the Participant, the Company shall have the right to acquire from Participant (or Participant’s estate) any or all of the Restricted Shares that have been issued pursuant to this Agreement, without respect to whether such shares are then Unrestricted Shares or not. If the Company chooses to acquire any portion of this Award, the Company must exercise its right of repurchase within six (6) months after the date of termination. The Company shall exercise its repurchase option by delivery of written notice to Participant indicating the number of shares the Company has elected to repurchase and the aggregate purchase price for such shares (the “Repurchase Notice”). The amount payable by the Company for each share to be repurchased shall be (a) in the case of Unrestricted Shares, the fair market value of such share as of the date of termination of Participant’s services (the “Fair Value”) and (b) in the case of all other shares, the Issue Price paid for such share. The Board or the Committee shall determine in good faith the Fair Value of such shares, and such determination shall be final and binding. The closing of the repurchase shall take place at the offices of the Company’s counsel, or at such other location designated by the Company, within thirty (30) days after the delivery of the Repurchase Notice. At the closing, Participant shall execute and deliver to the Company instruments of transfer, in form and substance satisfactory to the Company, sufficient to transfer the purchased shares to the Company free and clear of all liens, restrictions, security interests and encumbrances (except for restrictions under applicable securities laws).

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed, as of the Issue Date shown above.

AVEPOINT, INC.

By:
Tianyi Jiang
Co-Chief Executive Officer

I hereby acknowledge receipt of this Agreement and the Plan, and I agree to conform to all terms and conditions of this Agreement and the Plan.

[Employee Name]	Date: November 29, 2013

Signature	Address